MARKETING AGREEMENT

This Marketing Agreement is made and entered into and effective as of June 5, 2002, by and between the parties as follows:

Investors Insurance Corporation ("IIC"), a Delaware corporation, and Legacy Marketing Group ("LMG"), a California corporation, based on the following facts:

A. Concurrently herewith, LMG and IIC are entering into an Administrative Services Agreement pursuant to which certain insurance business is to be administered by LMG.

B. The objective of this Agreement is to provide an arrangement to sell certain contracts ("Contracts") of IIC as specified in APPENDIX A.

C. LMG is engaged in the business of marketing insurance products nationally and has developed a significant marketing operation and sales force, identified as Producers: duly licensed and appointed independent insurance agents; and Wholesalers: duly licensed and appointed independent insurance agents or agencies who are predominately responsible for recruiting, training and managing Producers.

D. IIC desires to have LMG utilize its marketing operation and sales force for the solicitation of the Contracts in the geographic territory specified in APPENDIX A.

Based on the foregoing facts, LMG and IIC ("the parties") agree as follows:

1.       DESIGNATION OF LMG AND SCOPE OF LMG'S AUTHORITY

         1.1 IIC designates LMG to recruit and appoint Wholesalers and Producers in the solicitation of the Contracts in the geographic territory specified in APPENDIX A (the "Territory").

         1.2 LMG is designated by IIC for the purpose of soliciting applications through LMG's Wholesalers and Producers the Contracts referenced in APPENDIX A and otherwise transacting the business of this Agreement. LMG accepts such designation and agrees to use its best efforts to comply with all applicable laws and regulations and to diligently devote itself to the business of this designation to support sales of the Contracts referenced in APPENDIX A.

         1.3 LMG will enter into Wholesaler and Producer Agreements, in the form attached as APPENDIX D with each new Wholesaler and Producer, to which IIC will not be a party and shall have no obligation or liability thereunder.

         1.4 It is understood and agreed that LMG is an independent contractor, and nothing herein shall be construed to create the relationship of employer or employee between IIC and LMG or between IIC and any officer, employee, Wholesaler, Producer, or other associated person of LMG. Neither LMG nor any Wholesaler or Producer has authority to incur any liability on behalf of, or to bind, IIC in any way or change its rights, duties, or obligations, except as may be set forth


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                  in the Administrative  Services Agreement between IIC and LMG, executed concurrently herewith. LMG understands that IIC retains the authority to accept or reject any Contract application submitted by any Wholesaler or Producer.

         1.5 All Wholesalers and Producers who have been recruited and are appointed to sell the Contracts referenced in APPENDIX A by LMG shall be identified by IIC as Wholesalers and Producers of LMG as to such Contracts. Any and all contracts entered into by and between such Wholesalers or Producers with respect to such Contracts shall be coded by LMG onto its system and deemed Wholesalers and Producers of LMG. IIC may not terminate IIC's appointment of any Wholesaler or Producer, without LMG's written consent, unless termination is for cause. IIC will provide prior written notice of any termination with cause. IIC may not terminate, recode, or otherwise disturb the relationship between LMG and Wholesalers and Producers with respect to the Policies without the prior written consent of LMG.

2.       RIGHTS AND OBLIGATIONS OF IIC

         2.1 It is acknowledged by both IIC and LMG that certain obligations of IIC hereunder are to be performed by LMG as a servicing organization, pursuant to the Administrative Services Agreement between IIC and LMG. This does not relieve IIC of any of its duties and obligations unless the specific service is provided for in the Administrative Services
                  Agreement, executed concurrently herewith, or in this Marketing Agreement, whereby LMG has explicitly acknowledged the responsibility of the service.

         2.2 APPENDIX B will provide for the compensation payable to LMG from IIC. APPENDIX B will be amended to conform with each new product specification as it is developed and finalized. The marketing allowance and commissions may vary with the development of each new product. Such marketing allowance will be specifically provided for in APPENDIX B, or any subsequent amendments pertaining to new products.

         2.3 The commissions specified in APPENDIX B shall be modified whenever necessary to conform to the legal requirements of any state. Furthermore, IIC reserves the right to withdraw its Contracts from any state or other jurisdiction with ninety
                  (90) days written notice to LMG, unless otherwise mutually agreed upon in writing or unless mandated by any law, regulation, regulatory authority, or court of law to do so sooner. Further, if IIC withdraws any Contract that is actively marketed by LMG, IIC shall reimburse LMG for the costs of all marketing materials used solely in such jurisdiction, including, but not limited to, the costs of developing such marketing materials, unless otherwise mutually agreed upon in writing.

         2.4 IIC shall have the sole responsibility for maintaining and filing, and the costs associated with the filing, advertising materials in those states that so require prior to approving their use by LMG. In addition, IIC shall use its best efforts


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* Confidential information omitted and filed separately with the SEC.


                  to ensure a timely response to LMG's submission of marketing materials requiring approval by IIC. IIC agrees to the following objectives in terms of service standards for IIC in supporting the marketing activities LMG:

                  Description                             Turnaround Times
                  Advertising                             * hours
                  Policy/Forms                            * business days
                  Marketing Materials                     * business days
                  Education Materials                     * business days
                  Market Conduct Materials                * business days

                  Failure to meet these standards does not constitute a violation of this Agreement between IIC and LMG, but the parties agree to take appropriate management action to correct any problems in an effort to meet these standards.

         2.5 IIC shall provide LMG with written notice of any change of authority of persons authorized and enumerated in APPENDIX C to provide LMG with instructions or directions relating to services to be performed by LMG under this Agreement. In the absence of notice and LMG relies to its detriment on instructions or directions from one who is no longer authorized but otherwise acting within the scope of his authority, IIC will indemnify LMG for any loss or claim as a result of such reliance.

         2.6 It is understood between the parties that IIC will have confidential information regarding LMG's Producers and Wholesalers. IIC expressly covenants and agrees that it will not, for any reason whatsoever, during the term of this Agreement and *, intentionally, directly, or knowingly use such confidential information to solicit and/or recruit such Producers and Wholesalers of LMG. If * is solicited by a * of *, * will contact * in writing to receive authorization to work with such individual. With prior written authorization, * may contract with such * but only on products offered by * that are not jointly developed with *.

         2.7 IIC shall pay all license or royalty fees for use of any intellectual property belonging to a third party that is used with any Contracts in APPENDIX A, except to the extent of any intellectual property used by LMG in connection with performing its services pursuant to the Administrative Services Agreement between the parties or this Agreement. Notwithstanding the foregoing, if this Agreement or the Administrative Services Agreement terminates and IIC desires to process or perform any services for which LMG had previously been responsible, IIC shall be required to obtain all licenses and pay any royalty fees on its own behalf to the extent IIC wishes to use such intellectual property.

         2.8 IIC shall be responsible for the cost of filing the Contract forms with applicable regulatory authorities pertaining to the business underwritten by IIC that is jointly developed with LMG, including the costs of obtaining "opinion letters" on such products. "Contract forms" shall include, but are not limited to, master contract forms, riders, endorsements, certificates, notices, disclosures, or administrative forms.


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* Confidential information omitted and filed separately with the SEC.


                  Further, IIC shall have the sole responsibility for filing such Contract forms. In addition, IIC shall have the sole responsibility for drafting and the costs of any required group trusts. LMG will assist in the drafting, completion, and preparation of filing of such Contract forms. If IIC authorizes LMG to contract with outside consultants to assist in the Contract form preparation or to expedite the Department of Insurance approval process, IIC shall reimburse LMG for such expenses. Further, IIC must approve LMG's choice of such filing consultant

3.       RIGHTS AND OBLIGATIONS OF LMG

         3.1 At all times during the term of this Agreement, LMG (or the licensed individual who is acting on behalf of LMG in the capacity of an Officer in such states that do not permit the licensing of corporations) and all Wholesalers and Producers shall be properly licensed with each state or other jurisdiction and properly appointed with IIC in each state or other jurisdiction within the Territory before engaging in any activity that under the laws of such state or other jurisdiction makes such licensing and appointment necessary. Without limiting the generality of the foregoing, LMG shall require all such Wholesalers and Producers to, at all times, bear the cost of maintaining all licenses required by any such state, it being understood that IIC is not responsible for licensing fees or other costs of licensing.

         3.2 LMG will itself and will communicate to and cause each Wholesaler and Producer to use only forms, applications, advertising (as such term is generally defined by the regulation of the state or other jurisdiction in which Contracts, referenced in APPENDIX A, are solicited), guides, and rules furnished, authorized, or promulgated by IIC and agreed to by both parties and in each state or other jurisdiction where any Wholesaler or Producer solicits Contracts, referenced in APPENDIX A. No written advertising or sales materials of any kind, including sales illustrations, or recruiting material referencing the Contracts, referenced in APPENDIX A, of IIC shall be authorized by LMG until after it has been approved in writing by IIC. LMG will provide such materials with sufficient lead time to allow appropriate review by IIC. IIC will then use its best efforts to provide a timely response, as indicated in section 2.4 of this Agreement.

         3.3      LMG agrees to maintain the following insurance coverage:

                  (a) LMG will possess an adequate fidelity bond for any losses caused by the dishonesty of LMG's employees or agents (not Wholesalers or Producers) with limits of at least *. LMG will also maintain an adequate surety bond(s) as so required in the states in which it is compelled to do so. LMG will file such bond, if so required, with the appropriate agency. The bond shall be executed by a corporate insurer authorized to transact business in the states that mandate the maintenance of such bond.

                  (b) LMG will possess and maintain at all times errors and omissions coverage with a limit of not less than * written by an insurer with a minimum A.M. Best rating


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* Confidential information omitted and filed separately with the SEC.


                           of  A-.   Such   coverage   will   comply   with  the
                           requirements of the states in which such insurance coverage is required.

                  (c) LMG will possess and maintain commercial, general, and liability insurance with limits of not less than
                           * per occurrence combined single limit.

                  (d) LMG will require, as part of the appointment process, Wholesalers and Producers to provide proof of errors and omissions coverage. If the Wholesaler or Producer does not maintain the requisite errors and omissions insurance coverage, LMG will purchase errors and omissions insurance coverage on a per policy basis on behalf of Wholesaler or Producer, with coverage of * per Wholesaler and Producer, or per occurrence. LMG will deduct all or a portion of Producer's commissions to satisfy any indebtedness associated therewith.

         3.4 In performance of its marketing obligations and duties, LMG will not , and will inform via e-mail, facsimile, mailings, or posting to LMG's website, its Wholesalers or Producers appointed hereunder in the performance of their obligations and duties hereunder, of the restriction against any of the following (where applicable):

                  (a) Enter into any agreement or incur any obligation on behalf of IIC, except with IIC's written permission, or commit IIC to:

                           (i)      Pay  any  money  to  any  such   Wholesaler,
                                    Producer, or employee.

                           (ii)     A date that a payment will be made.

                  (b) Assign this Agreement or any compensation, other than commissions payable to Wholesalers and Producers, payable under it without the prior written consent of IIC.

                  (c) Solicit applications for IIC in any manner prohibited by, or inconsistent with, the provisions of this Agreement or the rules and regulations mutually agreed by both parties, now or hereafter in force.

                  (d)      With respect to any Contract:

                           (i) Make any alterations, modifications, or endorsements or otherwise alter IIC's obligations as stated in the Contract, as referenced in APPENDIX A.

                           (ii)     Adjust  or  settle  any  claim;   except  as
                                    provided for in the Administrative  Services
                                    Agreement, executed concurrently herewith.


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

                  (e) Initiate any civil or criminal action or proceeding, whether or not brought in the name of IIC, which may in any way involve or affect IIC, its affiliates, their business, operations, or any Contract, as referenced in APPENDIX A, issued by IIC. The foregoing shall not be construed as a waiver of any other right or entitlement hereunder, at law or in equity, that LMG may have to enforce its rights arising out of this Agreement.

                  (f) Use or authorize the use of any written, oral, or visual communication, circular, advertisement, or other publication except as follows:

                           LMG agrees that it will not place into use, or distribute to any person, any advertising, sales material, or other document (including, without limitation, illustrations, telephone scripts, and training materials) referring directly or indirectly to IIC or its Contracts, or cause, authorize, or permit any person to do so, without IIC's prior written consent. LMG agrees that it will not use the name of IIC on any business card, letterhead, website, or marquee or in any directory listing, or in any other manner, or cause, authorize or permit any Producer or other person to do so, without IIC's prior written consent.

                  (g) Knowingly, intentionally, or willfully violate the insurance laws or regulations of any regulatory authority of any state or any other jurisdiction in which LMG represents IIC.

                  (h) Embezzle or knowingly, intentionally, or willfully misapply funds of IIC or any other person or entity.

                  (i) Perpetrate any fraud against IIC or any other person or entity.

                  The Producer Agreement in the form attached hereto as APPENDIX D contains similar requirements as those listed in this
                  Section 3.5.

         3.5      LMG agrees that the  compensation  payable pursuant to Section
                  2.2 shall be accepted by it as full compensation from IIC for its marketing services hereunder, except as otherwise agreed by mutual written consent of LMG and IIC.

         3.6 LMG will be solely responsible for any commissions to be paid to Wholesalers or Producers, which are earned as a result of selling IIC products through LMG, except as hereafter provided in Section 8 of this Agreement.

         3.7 LMG shall have no authority, nor shall it represent itself as having such authority, other than as specifically set forth in this Agreement. Without limiting the generality of the foregoing sentence, LMG specifically agrees that it will not do any of the following without the prior written consent of
                  IIC:

                  (a) Litigation: Institute, prosecute, or defend any legal proceedings in connection with any matter pertaining to the offering and/or sale of the Contracts identified in APPENDIX A.

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

                  (b) Alterations: Waive, amend, modify, alter, terminate, or change any term, provision, or condition stated in any Contract or discharge any contract in the name of IIC.

                  (c) Advice to Wholesalers or Producers/prospective Wholesalers or Producers: Offer tax, legal, or investment advice to any Wholesaler or Producer or prospective Wholesaler or Producer of IIC under any circumstances, with respect to a contract. Notwithstanding the foregoing, LMG shall not be prohibited from providing detailed information regarding the features of the Contracts.

4.       ASSIGNMENT, MODIFICATION, AND TERMINATION OF AGREEMENT

         4.1 Neither party may assign or delegate all or any part of its rights and/or duties under this Agreement without the written consent, as signed by one or more of the personnel shown on APPENDIX C, of the granting party.

         4.2 This Agreement may be modified or amended at any time by mutual agreement of the parties, provided the modification or amendment is in writing, signed by authorized personnel, as provided in APPENDIX C of this Agreement.

         4.3 The termination of this Agreement is governed by the following provisions:

                  (a) LMG or IIC may terminate this Agreement without cause by twelve (12) months written notice to the other. This Agreement may be terminated by mutual agreement of the parties in writing at any time. The terminating party shall provide written notice of termination or cancellation of this Agreement to the appropriate departments of insurance within fifteen
                           (15) days of such termination, if, and to the extent required by, applicable law or regulation. LMG and IIC shall fulfill any lawful obligations with respect to such contracts affected by this Agreement, regardless of any dispute between LMG and IIC.

                  (b) If either of the parties hereto shall materially breach this Agreement or be materially in default in the performance of any of its duties and obligations hereunder (the "Defaulting Party"), the aggrieved party hereto may give written notice thereof to the Defaulting Party and if such default or breach shall not have been remedied within forty-five (45) days after such written notice is given, then the aggrieved party may terminate this Agreement by giving thirty (30) days written notice of such termination to the defaulting party. This Agreement shall terminate immediately upon expiration of the 30-day notice period.

                  (c) Notwithstanding anything herein to the contrary, IIC or LMG may immediately terminate this Agreement with cause, upon written notice to the other. Cause includes, without limitation, acts or omissions that constitute fraudulent, criminal, or grossly unethical activity or blatant disregard for the terms and conditions of this Agreement.

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

                  (d) Termination of this Agreement by default or breach by IIC shall not constitute a waiver of any rights of LMG in reference to services performed prior to such termination; termination of this Agreement by default or breach by LMG shall not constitute a waiver by IIC of any other rights it might have under this Agreement.

                  (e) Termination of this Agreement does not affect in any way the Administrative Services Agreement executed concurrently herewith.

         4.4 Subject to termination as provided in Section 4.3 of this Agreement, this Agreement shall remain in force and effect until the close of business on March 31, 2007, the term of this Agreement. This Agreement shall be renewed automatically for successive terms of one (1) year unless terminated by either party by prior written notice to the other at least twelve (12) months prior to the end of the initial term or the renewal term.

5.       HOLD HARMLESS AND INDEMNIFICATION

         5.1 LMG shall indemnify and hold harmless IIC from any and all claims, liability, costs, and expenses, including reasonable attorneys' fees, arising out of LMG's negligent act(s) or omission(s); LMG's refusal to comply with the terms of this Agreement; LMG's failure to comply with any law or regulation with respect to its duties hereunder except that LMG shall not be required to indemnify or hold harmless IIC for any act or omission of LMG that which was directed orally or in writing by IIC unless LMG knew that such direction by IIC was contrary to applicable law or regulation or was otherwise contrary to good business practices and LMG failed to advise IIC.

         5.2 IIC shall indemnify and hold harmless LMG from any and all claims, liability, costs, and expenses, including reasonable attorneys' fees arising out of IIC's negligent act(s) or omission(s); IIC's refusal to comply with the terms of this Agreement; IIC's failure to comply with any law or regulation with respect to the offering or sale of contracts, or the records maintained. LMG may rely on instructions of any person indicated on IIC's "Schedule of Authorized Personnel," attached hereto as APPENDIX C. Each such person is authorized to give instructions under this section with respect to any matter arising in connection with this Agreement. LMG shall not be liable for, and shall be indemnified by IIC against, any losses arising from any action taken or omitted by LMG in good faith on reliance upon such instruction.

         5.3 Neither party shall be entitled to indemnification from the other party for any claim resulting from its own negligent act(s) or omission(s).

         5.4 If any claim is made by a party which would give rise to a right or indemnification under paragraph 5.1, the party entitled to indemnification (the "Indemnified Party") promptly will give notice of the claim to the party required to provide indemnification (the "Indemnifying Party"). The Indemnifying


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* Confidential information omitted and filed separately with the SEC.


                  Party shall have the right, at its option and its own expense and by its own counsel, to participate in the defense of any such indemnified claim for which indemnification is provided by this Agreement. Notwithstanding the foregoing, the Indemnifying Party shall not have the right to control or represent the Indemnified Party in the defense of any claim.

6.       RIGHTS AND OBLIGATIONS OF BOTH PARTIES

         6.1 During the term of this Agreement, * agrees not to develop any proprietary products with any *, who was not an existing agent of * or any of its affiliates as of the effective date of this Agreement, without the express written approval of * since the termination of such Wholesaler or Producer in connection with this Agreement.

         6.2 Any Agent for IIC who desires to sell the IIC-LMG proprietary products will need to contract with LMG to sell such product.

         6.3 IIC and LMG agree to provide the other with ninety (90) days written notice of any intent to make significant changes or modifications to any Contract or Contract form for products co-developed by IIC and LMG, except to the extent of any charge or modification that is necessary to conform to applicable law or regulation. Both parties will make best efforts to achieve a satisfactory resolution to the cause of the proposed changes and may also agree to extend the timeframe to implement such change if such change is pursued, unless otherwise mutually agreed upon in writing by LMG and IIC.

         6.4 Each party shall be excused from performance for any period and to the extent that the party is prevented from performing any services, in whole or in part, as a result of delays caused by an act of God, war, terrorism, civil disturbance, court order, labor dispute, or other cause beyond that parties' reasonable control, including failures or fluctuations in electrical power, heat, light, air conditioning, or telecommunications equipment and such nonperformance shall not be a default or a ground for termination.

         6.5 LMG and IIC shall each be liable for * of the net debit balances (outstanding commission debit balances less any debit amounts recovered via collection efforts) incurred by Wholesalers and Producers that are mutually agreed in writing to be deemed uncollectible.

7.       PROPRIETARY AND CONFIDENTIAL INFORMATION

         7.1 LMG acknowledges that certain information received from IIC including, without limitation, information concerning IIC customers or consumers, may be proprietary and/or confidential in nature. All such information shall be used by LMG solely for purposes of soliciting Contracts pursuant to this Agreement or for providing services pursuant to the
                  Administrative Services Agreement between the parties. LMG agrees to indemnify and hold IIC harmless from any and all loss and expenses sustained by IIC as a result of the unauthorized use of proprietary and/or confidential information by LMG.

         7.2 IIC acknowledges that certain information received from LMG may be proprietary and/or confidential in nature. All such information shall be used by IIC solely for purposes contemplated by, and in a manner that is consistent with, this Agreement or the Administrative Services Agreement between the parties. IIC agrees to indemnify and hold LMG harmless from any and all loss and expenses sustained by LMG as a result of the unauthorized use of proprietary and/or confidential information by IIC.

         7.3      LMG will  not  knowingly  disclose  any  customer  information provided to it by or on behalf of IIC to any affiliated or unaffiliated third party except to the extent reasonably necessary to satisfy the purpose for which the customer information was provided to LMG, and provided that LMG will impose on such third party the same confidentiality requirements that LMG is required to abide by with respect to the customer information.

         7.4 LMG will not knowingly use customer information for any purpose other than the specific purpose for which it was provided to LMG by or on behalf of IIC, and will make customer information available to its employees only as reasonably necessary to satisfy the purpose for which the customer information was provided to LMG.

         7.5 This Agreement shall be in addition to any confidentiality provisions in this Agreement between the parties; provided, however, that in the event of a conflict, the provision that provides the most confidentiality or security protection for customer information shall prevail.

         7.6 Notwithstanding the foregoing, if such customer information shall be necessary to comply with the requirements of any law, government order, or regulation, LMG shall not be deemed in breach of this Agreement for disclosure relating thereto during the ordinary course of business.

         7.7 LMG and IIC shall each have in place reasonable security measures to safeguard the confidentiality of the other's proprietary and confidential information and the nonpublic information of consumers and customers in their possession.

8.       VESTING OF RENEWAL COMMISSIONS

         8.1 LMG, its successors, executors, assigns, or administrators are vested as to commissions provided in APPENDIX B, and shall continue to receive commissions on premiums on Contracts received by IIC for as long as the Contract remains in force.

         8.2 In the event of any dispute between LMG and IIC, IIC shall continue to pay to LMG any commissions (including renewal and trailing) due to any Wholesaler or Producer that were earned prior to such dispute, except to the extent such

* Confidential information omitted and filed separately with the SEC.


                  commissions are disputed by IIC. Furthermore, in the event of the termination of this Agreement, IIC will remain liable to LMG for the commission payment due to Wholesalers and Producers to which they may have become entitled prior to the effective date of termination, to the extent that IIC has not previously remitted such commissions to LMG. IIC shall either pay any outstanding commissions directly to the Producer or Wholesaler or to LMG, which will remit such monies to the appropriate Producer or Wholesaler. IIC will provide written notice to LMG of its election to pay such commissions directly to the Producer or Wholesaler or to LMG. Upon written notice, LMG will use its best efforts to provide IIC with information concerning the Producer(s) and transaction(s) required to pay such commissions.

9.       NON-COMPETE PROVISION

         9.1 IIC agrees that it will not, during the term of this Agreement and for a * after the termination of this Agreement, sell or market any insurance product with features or specifications that are substantially similar to those unique features conceived by LMG in any proprietary product developed by LMG and IIC, with any individual or entity other than LMG. LMG agrees that it will not, during the term of this Agreement and for a * after the termination of this Agreement, sell or market any insurance product with features that are substantially similar to those unique features conceived by IIC in any proprietary product that was developed by LMG and IIC. APPENDIX A shall identify all proprietary products with any unique feature of LMG and IIC. However, if *.

10.      GENERAL PROVISIONS

         10.1 The parties agree this Agreement is an honorable undertaking and agree to cooperate each with the other in carrying out its provisions.

         10.2 Each party will cause its employees to, upon receipt of any summons or other notice of suit or regulatory authority inquiry wherein the other party is named in any manner, forward any and all such documents within five (5) business days to the attention of the other party by facsimile, express or overnight mail, or courier.

         10.3 The waiver of any breach of any term, covenant, or condition of this Agreement shall not be deemed a waiver of any subsequent breach of the same or any other term, covenant, or condition. No term, covenant, or condition of this Agreement shall be deemed to have been waived unless such waiver is in writing signed by the party charged therewith.

         10.4 For any notice under this Agreement, notice shall be sufficient and effective five (5) business days after deposit in the U.S. Mail, postage prepaid, return receipt requested, or upon receipt if delivered personally or by fax or delivery service. Such notice shall be directed as follows:

To LMG:               Legacy Marketing Group                To IIC:           Investors Insurance Corporation
                      Preston Pitts, President                                Susan F. Powell, EVP
                      2090 Marina Avenue                                      3030 Hartley Rd.
                      Petaluma, CA 94954                                      Jacksonville, FL 32257


                                       11

With copy to:         Mike Ernst                            With copy to:     SCOR Life Re
                      Stokes Lazarus & Carmichael, LLP                        Yves Corcos, CEO
                      80 Peachtree Park Dr.                                   15305 Dallas parkway,
                      Atlanta, GA 30309                                       Suite 700
                                                                              Addison, TX 75001

         10.5 To the extent that the rules and regulations do not conflict with the terms of this Agreement, LMG and IIC will conform to the rules and regulations as mutually agreed upon by LMG and IIC. This provision shall not be construed to alter the relationship of the parties as provided above.

         10.6 Each party expressly represents and warrants that it has the authority to enter into this Agreement and that it is not or will not be, by virtue of entering into this Agreement or otherwise, in breach of any other agreement with any other insurance company, association, firm, person, or corporation. Each party warrants that the other party will be free from interference or disturbance in its use of all products, advertising, marketing techniques, and all information provided by the originating party.

         10.7     This  Agreement  shall  be  binding  upon  the  successor  and
                  assignees  of  IIC  as  well  as  upon  LMG's   successor  and
                  permissive assignees.

         10.8 The persons signing this Agreement on behalf of IIC and LMG warrant, covenant, and represent that they are authorized to execute this document on behalf of such corporations pursuant to their bylaws or a resolution of their board of directors.

         10.9 This Agreement, including APPENDICES A, B, and C, attached and the provisions thereof, and the Administrative Services Agreement referenced on the first page hereof constitute the entire agreement between the parties. The parties acknowledge that the rights and obligations set forth in this Agreement does not affect the rights and obligations in the Administrative Services Agreement. This Agreement shall be governed and construed in accordance with the laws of the state of California. Any similar agreement signed prior to the execution dates below is null and void and abrogated hereby. No change, waiver, or discharge shall be valid unless in writing and signed by an authorized representative of the party against whom such change, waiver, or discharge is sought to be enforced. No delay or omission by either party to exercise any right or power shall impair such right or power or be construed as a waiver. A waiver by either of the parties of any of the covenants to be performed by the other or any breach shall not be construed to be a waiver of any succeeding breach or of any other covenant.

         10.10 LMG shall provide reasonable access during normal business hours to any location from which LMG conducts its business and provides services to IIC pursuant to this Agreement to auditors designated in writing by IIC for the purpose of

* Confidential information omitted and filed separately with the SEC.


                  performing audits for IIC. IIC shall give thirty (30) days written notice for any normal and customary audits. An agenda including the matters which it will audit shall be provided at least fourteen (14) days in advance. Provided that adequate notice is given, LMG shall provide the auditors any assistance they may reasonably require. Such auditors shall have the right during normal business hours to audit any business record, activity, procedure, or operation of LMG that is reasonably related to the business marketed under this Agreement.

         10.11 IIC shall be responsible for researching, obtaining, and registering with the U.S. Patent and Trademark Office service marks to be used in connection with the products jointly developed by LMG and IIC, and any costs associated therewith, and IIC shall own all rights arising therefrom. If IIC desires that LMG seek registration of a service mark on its behalf, IIC shall reimburse LMG. IIC grants to LMG a non-exclusive, royalty-free license for the term of this Agreement for the use of such marks in connection with the performance of LMG's obligations hereunder, subject to IIC's quality control guidelines with respect thereto. Notwithstanding the foregoing, LMG may register and own its own marks that may be used by LMG to market products jointly developed by LMG and IIC that are underwritten by IIC. Further, LMG grants to IIC the right to place IIC's marks on LMG and IIC proprietary products. Each party will not use the other's service marks, trademarks, and trade names, or the name of any affiliate of the other, in any way or manner not specifically authorized in writing by the other.

         10.12 In no event and under no circumstances, however, shall either party under this Agreement be liable to the other party under any provision of this Agreement for lost profits or for exemplary, speculative, special, consequential, or punitive damages.

         10.13 Any controversy or claim arising out of or relating to this Agreement, or any claimed breach thereof, or arising out of or relating to the relationship between the parties shall be settled by arbitration administered by the American Arbitration Association, in San Francisco, CA, under its Commercial Arbitration Rules, and the judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction.

         10.14 If any clause, paragraph, term, or provision of this Agreement shall be found to be void or unenforceable by any court of competent jurisdiction, such clause, paragraph, term, or provision shall be severed from the Agreement, and such findings shall not affect the remainder of this Agreement.

         10.15 During the term of this Agreement and for * thereafter, IIC and LMG shall not, directly or indirectly, solicit for employment any person employed or working on the services provided hereunder within the preceding twelve (12) months by the other party or any affiliate of the other party without the prior written consent of the other party; provided however; that (i) in the event either party uses the services of a professional recruiter and provides such recruiter solely with generic job duties and job descriptions (without making any reference to the other party or the party's affiliates)

* Confidential information omitted and filed separately with the SEC.


                  and such recruiter contacts a qualified candidate who happens to be an employee of the other party and that candidate initiates contact through a recruiter with that party, then that party may employ that employee, or (ii) in the event an employee of the other party responds to a general advertisement placed by a party, then that party may employ that employee.

         10.16 This Agreement is the result of mutual negotiations between the parties and shall not be deemed to have been prepared by either party, but by both equally. The headings of the several paragraphs contained herein are for convenience only and do not define, limit, or construe the contents of such paragraph.

         10.17 The parties agree that this Agreement constitutes the full, complete, and entire Agreement between them and supersedes all prior understandings, agreements, conversations, or representations between them with respect to the subject matter of this Agreement. Any prior agreement between LMG and IIC regarding the same subject matter is null and void and abrogated hereby.

         10.18 IIC and LMG acknowledge and agree that there are not any intended third-party beneficiaries of this Agreement

         10.19    Survival:  Sections 2.7, 5, 6.1, 6.2, 8, 9, 10.13,  10.14, and
                  10.15 shall survive the termination of this Agreement.

In witness whereof, the parties hereto have executed this Agreement to take effect on the date specified.

LEGACY MARKETING GROUP

By       /s/ R. Preston Pitts
         ---------------------------

Title    President
         ---------------------------

Date     6/5/02
         ---------------------------

Witness  /s/ Don Dady
         ---------------------------


INVESTORS INSURANCE CORPORATION

By       /s/ Yves Corcos
         ---------------------------

Title    C.E.O.
         ---------------------------

Date     June 05, 2002
         ---------------------------

Witness  /s/ John Brill
         ---------------------------

                                   APPENDIX A


GEOGRAPHIC TERRITORY:

The District of Columbia and all states in which IIC is authorized to transact business, unless prohibited by IIC.

CONTRACT (POLICY) FORMS

The Product Specifications prepared for new products will include the Contract forms for such products. Furthermore, such Product Specifications shall be incorporated by reference herein to the Agreement, upon final written authorization of IIC and LMG.

                                   APPENDIX B


COMMISSION AND MARKETING ALLOWANCE FEES


COMMISSION

OVERRIDE COMMISSION

MARKETING ALLOWANCE

LMG TRAIL COMMISSION

                                   APPENDIX C


SCHEDULE OF AUTHORIZED PERSONNEL



Representing IIC

John Brill                           Senior Vice President and Treasurer
Mark Cabrera                         Senior Vice President
Yves Corcos                          Chief Executive Officer
Susan Powell                         Executive Vice President



Representing LMG

Don Dady                             Vice President of Marketing
Preston Pitts                        President
Lynda Regan                          Chief Executive Officer
Steve Taylor                         Chief Financial Officer

                                APPENDIX D


WHOLESALER AND PRODUCER AGREEMENT



                                      D-1